Exhibit (a)(5)(N)

Please find attached the latest Q&A update from the Integration Team. Please note that for administrative reasons in connection with the transaction, we are closing the trading window a few days early. The window will now close after-market on September 26, 2017. As always, if you have any questions, please don’t hesitate to send them to me.

Thanks –

Christine

Christine Cassiano

SVP, Corporate Communications & Investor Relations

Kite Pharma

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Kite Pharma, Inc. (“Kite”). A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, has been filed with the Securities and Exchange Commission (the “SEC”) by Dodgers Merger Sub, Inc., a subsidiary of Gilead Sciences, Inc. (“Gilead”) and Gilead, and a Solicitation/Recommendation Statement on Schedule 14D-9 has been filed with the SEC by Kite. The tender offer is being made only pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND STOCKHOLDERS OF KITE ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Kite files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Kite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Kite’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Kite at www.kitepharma.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements related to Kite and the acquisition of Kite by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Kite and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for

Kite’s business; the commercial success of Kite’s products; approval of axi-cel by the U.S. Food and Drug Administration; approval of axi-cel by the European Medicines Agency; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Kite’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the transaction (or the announcement thereof) on relationships with employees, customers, other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from Kite’s ongoing business operations; and other risks and uncertainties detailed from time to time in documents filed with the SEC by Kite, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 filed by Kite. All of the materials related to the offer (and all other offer documents filed with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Kite at http://ir.kitepharma.com/financials.cfm[ir.kitepharma.com]. All forward-looking statements are based on information currently available to Kite, and Kite assumes no obligation to update any forward-looking statements.